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                                                                   EXHIBIT 10.21
                           NON-COMPETITION, NON-DISCLOSURE
                                         AND
                      PATENT AND INVENTION ASSIGNMENT AGREEMENT



    Agreement made and entered into as of the 18th day of December, 1991 between American Surgical Technologies Corporation, a Delaware corporation (the "Company") and Harry R. McKinley (the "Consultant") and McKinley Optics, Inc., a Massachusetts corporation ("MOI").

    The Consultant and MOI have, by a License and Development Agreement of even date herewith (the "License and Development Agreement") granted the Company a license relating to a stereoscopic objective lens and, by a Consulting Agreement of even date herewith (the "Consulting Agreement"), the Company has engaged the Consultant to provide certain consulting and development services. In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.   AGREEMENT NOT TO COMPETE WITH THE COMPANY:

         So long as the license granted pursuant to the License and Development Agreement is exclusive, neither the Consultant nor MOI shall, on their own behalf, or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in the development or provision of medical products or services which the Consultant and MOI know or should know are directly competitive with products or services developed or provided, or under development by the Company or consistent with the Company's development plan, without the prior written authorization of the Company; provided, however, that the Consultant may, without the Company's prior written authorization, own up to one percent (1%) of the issued and outstanding securities of any publicly held corporation.

    The Consultant and MOI recognize that the Company is developing highly specialized products and services in competition with other business entities throughout the United States and the world, which products and services are designed to compete in regional, nation-wide and world-wide markets. In light of the competitive nature of the Company's products and services, the Consultant agrees that the restrictions contained in this Section 1 cannot be limited to any geographic area.

    2.   UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION:
Except as permitted hereunder or under the License and Development Agreement, neither the Consultant nor MOI shall, directly or indirectly, use any Confidential Information (as hereinafter defined) other than by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information. The term "Confidential Information" as used throughout this Agreement shall mean all trade

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secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of the Company or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Information shall include:

         (a) any idea, improvement, invention, innovation, process, procedure, development, technical data, design, drawing, prototype, formula, device, pattern, concept, computer program, software, firmware, source code, object code, schematic, model, diagram, flow chart, user manual, training or service manual, product specification, plan for a new or revised product or service, item or compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

         (b) the name of any customer, employee, prospective customer, supplier, sales agent or consultant, any other customer or prospective customer information, any sale plan, marketing material, plan or survey, business plan or opportunity, product or service development plan or specification, business proposal, financial record, business record or other record or information relating to the present or proposed business of the Company or any customer.

         Notwithstanding the foregoing, the term Confidential Information shall not apply to information which the Company has voluntarily disclosed to the public without restriction, or which has otherwise lawfully entered the public domain.

         MOI and the Consultant understand that the Company from time to time has in its possession information which is claimed by customers and others to be proprietary and which the Company has agreed to keep confidential. MOI and the Consultant agree that all such information shall be Confidential Information for purposes of this Agreement.

    3. ALL INVENTIONS THE PROPERTY OF THE COMPANY: The Consultant agrees that all originals and all copies of all manuscripts, drawings, designs, prototypes, prints, manuals, diagrams, letters, notes, notebooks, reports, models and all other materials containing, representing, evidencing, recording or constituting works for hire under the Consulting Agreement or the License and Development Agreement (the "Work Product"), however and whenever produced, shall be the sole property of the Company.


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         The Consultant agrees that all Work Product developed or otherwise made by the Consultant, alone or jointly with others, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, whether or not made during his regular working hours, and whether or not made on the Company's premises, and whether or not disclosed by the Consultant to the Company (hereinafter referred to as "Inventions"), together with all products or services which embody or emulate such Inventions, shall be the sole property of the Company. The Consultant agrees to, and hereby does, assign to the Company all his right, title and interest throughout the world in and to all Inventions and to anything tangible which evidences, incorporates, constitutes, represents or records any such Inventions. The Consultant agrees that all such Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, the Consultant hereby agrees to assign to the Company all copyrights, patents and other proprietary rights the Consultant may have in any such Inventions, together with the right to file for and/or own wholly without restriction United States an foreign patents, trademarks and copyrights.

    4. CONSULTANT'S OBLIGATION TO KEEP RECORDS: The Consultant shall make and maintain adequate and current written records of all Inventions and the Consultant shall disclose all Inventions promptly, fully and in writing to the Company immediately upon production or development of the same and at any time upon request.

    5. CONSULTANT'S OBLIGATION TO COOPERATE: The Consultant will, at any time during his engagement with the Company or after it terminates, on request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder an to carry out the intent of this Agreement. It is understood that reasonable out-of-pocket expenses of the Consultant's assistance incurred at the request of the Company will be reimbursed by the Company. If the Consultant is required or directed by the Company to perform work not otherwise within the scope of his duties under the Consulting Agreement, the Company agrees to compensate the Consultant for such work on the basis of a reasonable hourly rate, which shall be mutually agreed upon by the Consultant and the Company.

    6. RETURN OF PROPERTY: If this Consulting Agreement terminates or expires, or at any other time upon request of the Company, the Consultant shall return promptly any customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, specifications, drawings, designs, blueprints, prototypes, models, data storage devices, reproductions, sketches, notes, reports, proposals, business plans, or copies of them, other documents or materials, tools, equipment or other property belonging to the Company or its customers.


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         If requested to do so by the Company, the Consultant agrees to sign a
Termination Certificate in which he confirms that he has complied with the requirements of the preceding paragraph and that he is aware that certain restrictions imposed upon him by this Agreement continue after termination of his employment. The Consultant understands, however, that his rights and obligations under this Agreement will continue even if he does not sign a Termination Certificate.

    7. MISCELLANEOUS PROVISIONS: This Agreement contains the entire and only agreement between the Consultant and MOI and the Company respecting the subject matter hereof, except, to the extent that the Company's ownership of Work Product may also be set forth in the Consulting Agreement and the License and Development Agreement, and no modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon either party unless made in writing and signed by the Consultant, MOI and an authorized officer of the Company. In the event of any inconsistency between this Agreement and any other contract between the Consultant, MOI and the Company, the provisions of this Agreement shall prevail.

         The obligations of the Consultant and MOI under this Agreement with respect to confidentiality, non-competition and the assignment of patent and invention rights shall survive the termination of the Consulting Agreement and the License and Development Agreement regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement he may have with the Company. The obligations of the Consultant and MOI under this Agreement shall be binding upon their respective successors and assigns, heirs, executors and administrators, and the provisions of this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company.

         If the scope of any provision contained herein is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and the parties hereby consent and agree that such scope may be judicially modified in any proceeding brought with respect to the enforcement of such provision. Except as otherwise provided in the previous sentence, if any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect.

         The Consultant and MOI recognize that money damages alone would not adequately compensate the Company in the event of breach by the Consultant of this Agreement, and the Consultant and MOI therefore agree that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief for the enforcement hereof. Failure by the Company to insist upon strict


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compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions.

         This Agreement shall be governed and construed according to the laws of The Commonwealth of Massachusetts, and shall be deemed to be effective as of the date first above written. This Agreement is executed under seal.



    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

AMERICAN SURGICAL TECHNOLOGIES,
    CORPORATION



By:  /s/ illegible                     /s/ Harry R. McKinley
    --------------------------         ------------------------------
    President                          Harry R. McKinley


                                       McKINLEY OPTICS, INC.



                                       By: /s/ Harry R. McKinley
                                          ---------------------------
                                            President


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